EX-28.d.2.n.i

EXHIBIT A

SUBADVISORY AGREEMENT

AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

Effective March 11, 2010

Amended July 2, 2012*

Funds of the Trust	Subadvisory Fees
NVIT Multi-Manager Mid Cap Value Fund	0.42% on Subadviser Assets up to $300 million; 0.40 % on Subadviser Assets of $300 million and more

American Century NVIT Multi Cap Value Fund	0.315% on all Subadviser Assets

NVIT Multi-Manager International Growth Fund	0.65% on all Subadviser Assets

American Century NVIT Growth Fund	0.32% on Subadviser Assets up to $750 million; 0.29% on Subadviser Assets of $750 million and more

*	As approved at the Board of Trustees meeting held on June 13, 2012.

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name:	Michael S. Spangler
Title:	President

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:	/s/ Otis H. Cowan
Name:	Otis H. Cowan
Title:	Vice President

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